Exhibit 99.1

KKR & Co. L.P. Announces Fourth Quarter and Full Year 2011 Results

Record distributable earnings driven by higher transaction activity, fee related earnings, and investment realization

GAAP net income (loss) attributable to KKR & Co. L.P. was $46.1 million and $1.9 million for the quarter and year ended December 31, 2011, respectively, down from $180.6 million and $333.2 million in the comparable periods of 2010.

Assets under management (“AUM”) totaled $59.0 billion as of December 31, 2011, up from $58.7 billion as of September 30, 2011.

Fee related earnings (“FRE”) were $116.6 million and $417.2 million for the quarter and year ended December 31, 2011, respectively, up from $95.1 million and $318.3 million in the comparable periods of 2010.

Gross distributable earnings were $195.7 million and $596.3 million for the quarter and year ended December 31, 2011, respectively, up from $157.3 million and $486.0 million in the comparable periods of 2010.

Economic net income (loss) (“ENI”) was $285.5 million and $750.9 million for the quarter and year ended December 31, 2011, respectively, down from $714.6 million and $2,139.8 million in the comparable periods of 2010.

After-tax ENI was $0.33 and $0.73 per adjusted unit for the quarter and year ended December 31, 2011, respectively, down from $1.02 and $2.83 per adjusted unit in the comparable periods of 2010.

Book value was $5.7 billion on a segment basis as of December 31, 2011, representing $8.29 per adjusted unit.

KKR & Co. L.P. declares a fourth quarter distribution of $0.32 per common unit, bringing year-to-date distributions for 2011 to $0.74 per common unit, up from $0.60 per common unit in the comparable period of 2010.

NEW YORK--(BUSINESS WIRE)--February 9, 2012--KKR & Co. L.P. (NYSE: KKR) today reported its fourth quarter and full year 2011 results.

FRE was $116.6 million and $417.2 million for the quarter and year ended December 31, 2011, respectively, up 22.6% and 31.1% from the comparable periods of 2010. The increase in both comparative periods was principally attributable to higher transaction fees resulting from greater capital markets transaction activity and an increase in private equity capital deployment as well as additional management fees reflecting new capital raised.

AUM and fee paying assets under management (“FPAUM”) were $59.0 billion and $46.4 billion, respectively as of December 31, 2011. Both AUM and FPAUM were up slightly from September 30, 2011 due to new capital raised as well as investment appreciation during the period, partially offset by distributions to limited partners of our investment funds. Neither of these measures includes capital-raising for our 11th North American private equity fund, which at this preliminary stage has so far reached approximately $6 billion. This figure includes a first close on over $5.5 billion of commitments with the expectation of at least another $500 million in the near term, subject to documentation. The final size of the fund will not be known until the final close of the fund in approximately one year.

Our private equity investments appreciated 1.8% and 4.0% for the quarter and year ended December 31, 2011, respectively. ENI was $285.5 million and $750.9 million for the quarter and year ended December 31, 2011, respectively, down from $714.6 million and $2,139.8 million in the comparable periods of 2010. The decrease in both comparable periods was primarily due to a lower level of net carried interest earned from our private equity funds and investment income earned from our principal investments. While the fair value of our private equity portfolio and principal investments increased during the quarter and year ended December 31, 2011, the level of appreciation was lower than that in the comparable periods of 2010.

“By working across businesses in a volatile environment, we were able to monetize our ideas more effectively in 2011, resulting in 31% growth in annual fee related earnings and our highest-ever unitholder distribution as a public company,” said Henry R. Kravis and George R. Roberts, Co-Chairmen and Co-Chief Executive Officers of KKR. “This progress has carried over into 2012 with strong momentum in fundraising since the start of the year.”

Note: Certain financial measures, including FRE, ENI, after-tax ENI, after-tax ENI per adjusted unit, fee related EBITDA, book value, cash and short-term investments and adjusted units, are not presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”). See Exhibits A and B for a reconciliation of such measures to financial results prepared in accordance with GAAP. See calculation of gross distributable earnings under “Distribution Calculation.”

GAAP RESULTS

GAAP results for the quarter and year ended December 31, 2011 included net income (loss) attributable to KKR & Co. L.P. of $46.1 million and $1.9 million, respectively, and net income (loss) per common unit attributable to KKR & Co. L.P. of $0.20 and $0.01, respectively. For the quarter and year ended December 31, 2010, net income (loss) attributable to KKR & Co. L.P. was $180.6 million and $333.2 million, respectively, and net income (loss) per common unit attributable to KKR & Co. L.P. was $0.86 and $1.62, respectively. The decrease in both comparative periods was primarily due to a lower level of investment appreciation recorded in net gains (losses) from investment activities in the consolidated and combined statements of operations. While the fair value of our private equity portfolio and principal investments increased during the quarter and year ended December 31, 2011, the level of appreciation was lower than that in the comparable periods of 2010.

SEGMENT RESULTS

Private Markets

AUM and FPAUM as of December 31, 2011 were $43.6 billion and $37.9 billion, respectively, both relatively unchanged from September 30, 2011. New capital raised during the period as well as appreciation in the fair value of our private equity portfolio was largely offset by distributions to the limited partners of our private equity funds arising from realizations.

FRE was $57.0 million for the quarter ended December 31, 2011, an increase of $15.9 million, or 38.7%, compared to FRE of $41.1 million for the quarter ended December 31, 2010. The increase was primarily attributable to higher transaction fees and an increase in management fees related to new capital raised.

FRE was $226.6 million for the year ended December 31, 2011, an increase of $44.3 million, or 24.3%, compared to FRE of $182.3 million for the year ended December 31, 2010. The increase was primarily driven by (i) higher monitoring fees as a result of $76.6 million of termination payments on monitoring agreements with three portfolio companies during the year ended December 31, 2011, which impacted FRE by $39.7 million net of associated fee credits; (ii) higher transaction fees resulting from closing more transaction fee-generating investments; and (iii) an increase in management fees related to new capital raised. These increases were partially offset by higher compensation and other operating expenses in connection with the expansion of this business.

ENI was $109.8 million for the quarter ended December 31, 2011, a decrease of $152.2 million, or 58.1%, compared to ENI of $262.0 million for the quarter ended December 31, 2010. ENI was $362.8 million for the year ended December 31, 2011, a decrease of $421.8 million, or 53.8%, compared to ENI of $784.6 million for the year ended December 31, 2010. The decrease in both comparative periods was primarily due to lower net carried interest driven by a lower level of appreciation in our private equity portfolio. While the fair value of our private equity portfolio increased during the quarter and year ended December 31, 2011, the level of appreciation was lower than that in the comparable periods of 2010.

Public Markets

AUM was $15.4 billion as of December 31, 2011, an increase of $0.4 billion, or 2.7%, compared to AUM of $15.0 billion as of September 30, 2011. FPAUM was $8.5 billion as of December 31, 2011, an increase of $0.2 billion, or 2.4%, compared to FPAUM of $8.3 billion as of September 30, 2011. For both AUM and FPAUM, the increases were principally attributable to new capital raised as well as appreciation in the net asset value of certain investment vehicles, partially offset by distributions and redemptions.

FRE was $11.8 million for the quarter ended December 31, 2011, a decrease of $4.5 million, or 27.6%, compared to FRE of $16.3 million for the quarter ended December 31, 2010. The decrease was primarily due to higher compensation expense as a result of the expansion of this business as well as lower incentive and transaction fees earned in the fourth quarter of 2011. These factors were partially offset by an increase in management fees related to new capital raised.

FRE was $59.6 million for the year ended December 31, 2011, an increase of $2.6 million, or 4.6%, compared to FRE of $57.0 million for the year ended December 31, 2010. The increase was primarily due to growth in management fees related to new capital raised, partially offset by higher compensation and other operating expenses in connection with the expansion of this business including the development of the equity strategies platform.

ENI was $11.8 million for the quarter ended December 31, 2011, a decrease of $6.0 million, or 33.7%, compared to ENI of $17.8 million for the quarter ended December 31, 2010. The decrease was primarily due to the decline in FRE discussed above.

ENI was $58.0 million for the year ended December 31, 2011, a decrease of $2.1 million, or 3.5%, compared to ENI of $60.1 million for the year ended December 31, 2010. The decrease was primarily due to a reversal of previously recognized net carried interest as a result of a decline in the carrying value of certain carry-earning investment vehicles.

Capital Markets and Principal Activities

FRE was $47.8 million for the quarter ended December 31, 2011, an increase of $10.1 million, or 26.8%, compared to FRE of $37.7 million for the quarter ended December 31, 2010. FRE was $130.9 million for the year ended December 31, 2011, an increase of $51.8 million, or 65.5%, compared to FRE of $79.1 million for the year ended December 31, 2010. The increase in both comparative periods was primarily driven by a higher level of capital markets transaction activity, partially offset by higher compensation and other operating expenses in connection with the expansion of this business.

ENI was $163.8 million for the quarter ended December 31, 2011, a decrease of $271.1 million, or 62.3%, compared to ENI of $434.9 million for the quarter ended December 31, 2010. ENI was $330.2 million for the year ended December 31, 2011, a decrease of $964.9 million, or 74.5%, compared to ENI of $1,295.1 million for the year ended December 31, 2010. The decrease in both comparative periods was primarily attributable to a lower level of investment income. While the fair value of our principal investments increased during the fourth quarter and full year of 2011, the level of appreciation was lower than in the comparable periods of 2010.

CAPITAL AND LIQUIDITY

As of December 31, 2011, KKR had cash and short-term investments on a segment basis of $989.4 million and $500.0 million of outstanding debt obligations under its senior notes. KKR’s availability for further borrowings was approximately $750.0 million (which does not include a $500.0 million revolving credit facility for use in its capital markets business that was undrawn as of December 31, 2011).

As of December 31, 2011, KKR’s portion of total uncalled commitments to its investment funds was $665.2 million, consisting of the following (amounts in thousands):

Commitments
Private Markets
European Fund III	$266,900
2006 Fund	126,200
Asian Fund	64,300
Infrastructure Fund	36,000
E2 Investors (Annex Fund)	28,100
Natural Resources	18,800
China Growth Fund	7,200
Other Private Markets Commitments	9,100
Total Private Markets Commitments	556,600

Public Markets
Lending Partners	71,000
Mezzanine Fund	32,800
Special Situations Vehicles	4,800
Total Public Markets Commitments	108,600

Total Uncalled Commitments	$665,200

DISTRIBUTION

A distribution of $0.32 per common unit will be paid on March 6, 2012 to unitholders of record as of the close of business on February 20, 2012.

CONFERENCE CALL

A conference call to discuss KKR’s financial results will be held on Thursday, February 9, 2012 at 10:00 a.m. EDT. The conference call may be accessed by dialing (888) 811-5456 (U.S. callers) or +1 (913) 312-0391 (non-U.S. callers); a pass code is not required. Additionally, the conference call will be broadcast live over the Internet and may be accessed through the Public Investor section of KKR’s website at http://ir.kkr.com/kkr_ir/kkr_events.cfm. A replay of the live broadcast will be available on KKR’s website or by dialing (888) 203-1112 (U.S. callers) and +1 (719) 457-0820 (non-U.S. callers), pass code 5999497, beginning approximately two hours after the broadcast.

From time to time, KKR may use its website as a channel of distribution of material company information. Financial and other important information regarding KKR is routinely posted and accessible on the Public Investor section of KKR’s website at www.kkr.com. In addition, you may automatically receive email alerts and other information about KKR by enrolling your email address at the “Email Alerts” area of the Public Investors section of the website.

ABOUT KKR

Founded in 1976 and led by Henry Kravis and George Roberts, KKR is a leading global investment firm with $59.0 billion in assets under management as of December 31, 2011. With offices around the world, KKR manages assets through a variety of investment funds and accounts covering multiple asset classes. KKR seeks to create value by bringing operational expertise to its portfolio companies and through active oversight and monitoring of its investments. KKR complements its investment expertise and strengthens interactions with investors through its client relationships and capital markets platform. KKR is publicly traded on the New York Stock Exchange (NYSE: KKR). For additional information, please visit KKR’s website at www.kkr.com.

FORWARD-LOOKING STATEMENTS

This release contains certain forward-looking statements. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. The forward-looking statements are based on KKR’s beliefs, assumptions and expectations of its future performance, taking into account all information currently available to it. These beliefs, assumptions and expectations can change as a result of many possible events or factors, not all of which are known to KKR or are within its control. If a change occurs, KKR’s business, financial condition, liquidity and results of operations, including but not limited to AUM, FPAUM, FRE, gross distributable earnings, ENI, after-tax ENI, fee related EBITDA, committed dollars invested, uncalled commitments, core interest expense, cash and short-term investments and book value, may vary materially from those expressed in the forward-looking statements. The following factors, among others, could cause actual results to vary from the forward-looking statements: the general volatility of the capital markets; failure to realize the benefits of or changes in KKR’s business strategies; availability, terms and deployment of capital; availability of qualified personnel and expense of recruiting and retaining such personnel; changes in the asset management industry, interest rates or the general economy; underperformance of KKR's investments and decreased ability to raise funds; and the degree and nature of KKR’s competition. KKR does not undertake any obligation to update any forward-looking statements to reflect circumstances or events that occur after the date on which such statements were made except as required by law. In addition, KKR’s business strategy is focused on the long term and financial results are subject to significant volatility. Additional information about factors affecting KKR is available in KKR & Co. L.P.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010, filed with the SEC on March 7, 2011, Quarterly Reports on Form 10-Q for the quarters ended March 31, 2011, June 30, 2011 and September 30, 2011, filed with the SEC on May 5, 2011, August 5, 2011 and November 8, 2011, and other filings with the SEC, which are available at www.sec.gov.

KKR
CONSOLIDATED AND COMBINED STATEMENTS OF OPERATIONS (GAAP BASIS - UNAUDITED)
(Amounts in thousands, except common unit and per common unit amounts)

	Quarter Ended		Year Ended
	December 31, 2011	December 31, 2010	December 31, 2011	December 31, 2010
Revenues
Fees	$209,357	$146,267	$723,620	$435,386

Expenses
Compensation and Benefits	190,832	299,123	868,749	1,344,455
Occupancy and Related Charges	15,197	10,124	54,282	39,692
General, Administrative and Other	124,108	109,655	290,974	378,516
Total Expenses	330,137	418,902	1,214,005	1,762,663

Investment Income (Loss)
Net Gains (Losses) from Investment Activities	514,580	2,986,845	981,858	7,755,090
Dividend Income	117,944	441,781	225,073	1,250,293
Interest Income	102,968	55,766	321,943	226,824
Interest Expense	(20,393)	(18,706)	(72,758)	(53,099)
Total Investment Income (Loss)	715,099	3,465,686	1,456,116	9,179,108

Income (Loss) Before Taxes	594,319	3,193,051	965,731	7,851,831

Income Taxes	21,322	14,362	89,245	75,360

Net Income (Loss)	572,997	3,178,689	876,486	7,776,471

Net Income (Loss) Attributable to
Redeemable Noncontrolling Interests	4,318	-	4,318	-
Net Income (Loss) Attributable to
Noncontrolling Interests	522,542	2,998,110	870,247	7,443,293

Net Income (Loss) Attributable to KKR & Co. L.P.	$46,137	$180,579	$1,921	$333,178

Distributions Declared per KKR & Co. L.P. Common Unit	$0.32	$0.29	$0.74	$0.60

Net Income (Loss) Attributable to KKR & Co. L.P. Per Common Unit
Basic	$0.20	$0.86	$0.01	$1.62
Diluted (a)	$0.20	$0.86	$0.01	$1.62
Weighted Average Common Units Outstanding
Basic	225,382,001	209,383,219	220,235,469	206,031,682
Diluted (a)	231,361,032	209,413,219	222,519,174	206,039,244

(a)

KKR Holdings L.P. units have been excluded from the calculation of diluted earnings per common unit given that the exchange of these units would proportionally increase KKR & Co. L.P.’s interests in KKR’s business and would have an anti-dilutive effect on earnings per common unit as a result of certain tax benefits KKR & Co. L.P. is assumed to receive upon the exchange.

KKR
STATEMENTS OF OPERATIONS AND OTHER SELECTED FINANCIAL INFORMATION
TOTAL REPORTABLE SEGMENTS (UNAUDITED)
(Amounts in thousands, except unit and per unit amounts)

	Quarter Ended			Year Ended
	December 31, 2011	September 30, 2011	December 31, 2010	December 31, 2011	December 31, 2010
Fees
Management and incentive fees:
Management fees	$127,556	$134,049	$119,043	$515,384	$453,286
Incentive fees	6,084	-	8,427	34,243	38,832
Management and incentive fees	133,640	134,049	127,470	549,627	492,118

Monitoring and transaction fees:
Monitoring fees	21,797	20,892	22,108	163,769	86,932
Transaction fees	128,338	98,631	86,774	349,130	220,383
Fee credits	(36,862)	(28,793)	(21,671)	(150,858)	(64,899)
Net monitoring and transaction fees	113,273	90,730	87,211	362,041	242,416

Total fees	246,913	224,779	214,681	911,668	734,534

Expenses
Compensation and benefits (a)	65,038	66,663	55,594	257,951	206,334
Occupancy and related charges	14,353	12,675	10,124	51,009	39,715
Other operating expenses	50,947	47,199	53,872	185,555	170,163
Total expenses	130,338	126,537	119,590	494,515	416,212

Fee Related Earnings	116,575	98,242	95,091	417,153	318,322

Investment income (loss)
Gross carried interest	96,503	(366,387)	416,442	263,621	1,207,070
Less: allocation to KKR carry pool	(40,410)	151,191	(169,305)	(108,325)	(455,872)
Less: management fee refunds (b)	(1,993)	21,115	(24,412)	(17,587)	(143,446)
Net carried interest	54,100	(194,081)	222,725	137,709	607,752
Other investment income (loss)	117,039	(494,412)	398,389	202,758	1,218,128
Total investment income (loss)	171,139	(688,493)	621,114	340,467	1,825,880

Income (Loss) before noncontrolling interests
in Income of consolidated entities	287,714	(590,251)	716,205	757,620	2,144,202
Income (Loss) attributable to
noncontrolling interests	2,220	1,840	1,592	6,671	4,409

Economic Net Income (Loss)	$285,494	$(592,091)	$714,613	$750,949	$2,139,793

Provision for Income Taxes	59,988	29,634	17,400	248,082	210,196

Economic Net Income (Loss), After Taxes (c)	$225,506	$(621,725)	$697,213	$502,867	$1,929,597

Economic Net Income (Loss), After Taxes per Adjusted Unit (c)	$0.33	$(0.91)	$1.02	$0.73	$2.83

Assets Under Management	$59,008,600	$58,720,800	$60,997,500	$59,008,600	$60,997,500
Fee Paying Assets Under Management	$46,397,300	$46,221,200	$46,011,100	$46,397,300	$46,011,100
Committed Dollars Invested	$2,582,600	$1,807,200	$2,691,000	$6,014,000	$5,253,300
Uncalled Commitments	$11,400,500	$12,807,200	$14,074,700	$11,400,500	$14,074,700

Other Information
Fee Related Earnings	$116,575	$98,242	$95,091	$417,153	$318,322
Plus: depreciation and amortization	2,528	2,147	2,790	9,925	11,664
Fee Related EBITDA	$119,103	$100,389	$97,881	$427,078	$329,986

Gross Distributable Earnings	$195,725	$104,395	$157,346	$596,306	$486,035

GAAP interest expense	$20,393	$17,742	$18,706	$72,758	$53,099
Less: interest expense related to debt obligations
from investment financing arrangements	9,598	7,233	7,535	30,160	28,622
Core Interest Expense (c)	$10,795	$10,509	$11,171	$42,598	$24,477

(a)

Excludes a $5.5 million and $16.7 million charge for non-cash equity based compensation during the quarter and year ended December 31, 2011, respectively, associated with equity awards granted under the KKR & Co. L.P. 2010 Equity Incentive Plan. Excludes a $6.8 million charge for non-cash equity based compensation during the quarter ended September 30, 2011 associated with equity awards granted under the KKR & Co. L.P. 2010 Equity Incentive Plan.

(b)	As of December 31, 2011, $91.4 million of carried interest is subject to management fee refunds, which may reduce carried interest in future periods.
(c)	See definitions for After-tax ENI, adjusted units, and core interest expense under “Notes to Reportable Segments.”

KKR
STATEMENTS OF OPERATIONS AND OTHER SELECTED FINANCIAL INFORMATION
PRIVATE MARKETS SEGMENT (UNAUDITED)
(Amounts in thousands)

	Quarter Ended			Year Ended
	December 31, 2011	September 30, 2011	December 31, 2010	December 31, 2011	December 31, 2010
Fees
Management and incentive fees:
Management fees	$106,716	$106,748	$102,684	$430,400	$396,227
Incentive fees	-	-	-	-	-
Management and incentive fees	106,716	106,748	102,684	430,400	396,227

Monitoring and transaction fees:
Monitoring fees	21,797	20,892	22,108	163,769	86,932
Transaction fees	65,148	40,196	30,942	166,654	96,000
Fee credits	(34,799)	(27,229)	(15,673)	(144,928)	(52,563)
Net monitoring and transaction fees	52,146	33,859	37,377	185,495	130,369

Total fees	158,862	140,607	140,061	615,895	526,596

Expenses
Compensation and benefits (a)	46,139	47,390	42,396	185,709	159,561
Occupancy and related charges	12,902	11,273	9,206	45,694	36,395
Other operating expenses	42,825	40,768	47,392	157,901	148,357
Total expenses	101,866	99,431	98,994	389,304	344,313

Fee Related Earnings	56,996	41,176	41,067	226,591	182,283

Investment income (loss)
Gross carried interest	96,115	(360,282)	414,025	266,211	1,202,070
Less: allocation to KKR carry pool	(40,255)	148,749	(168,338)	(109,361)	(453,872)
Less: management fee refunds	(1,993)	21,115	(24,412)	(17,587)	(143,446)
Net carried interest	53,867	(190,418)	221,275	139,263	604,752
Other investment income (loss)	(364)	(1,942)	(111)	(549)	(1,643)
Total investment income (loss)	53,503	(192,360)	221,164	138,714	603,109

Income (Loss) before noncontrolling interests
in Income of consolidated entities	110,499	(151,184)	262,231	365,305	785,392
Income (Loss) attributable to
noncontrolling interests	651	790	259	2,536	839

Economic Net Income (Loss)	$109,848	$(151,974)	$261,972	$362,769	$784,553

Assets Under Management	$43,627,900	$43,744,400	$46,223,900	$43,627,900	$46,223,900
Fee Paying Assets Under Management	$37,869,700	$37,936,800	$38,186,700	$37,869,700	$38,186,700
Committed Dollars Invested	$2,148,400	$1,654,900	$2,371,500	$5,033,300	$4,555,700
Uncalled Commitments	$10,070,300	$11,243,600	$12,625,900	$10,070,300	$12,625,900

(a)	Excludes a $3.4 million and $8.3 million charge for non-cash equity based compensation during the quarter and year ended December 31, 2011, respectively, associated with equity awards granted under the KKR & Co. L.P. 2010 Equity Incentive Plan. Excludes a $4.2 million charge for non-cash equity based compensation during the quarter ended September 30, 2011 associated with equity awards granted under the KKR & Co. L.P. 2010 Equity Incentive Plan.

KKR
STATEMENTS OF OPERATIONS AND OTHER SELECTED FINANCIAL INFORMATION
PUBLIC MARKETS SEGMENT (UNAUDITED)
(Amounts in thousands)

	Quarter Ended			Year Ended
	December 31, 2011	September 30, 2011	December 31, 2010	December 31, 2011	December 31, 2010
Fees
Management and incentive fees:
Management fees	$20,840	$27,301	$16,359	$84,984	$57,059
Incentive fees	6,084	-	8,427	34,243	38,832
Management and incentive fees	26,924	27,301	24,786	119,227	95,891

Monitoring and transaction fees:
Monitoring fees	-	-	-	-	-
Transaction fees	4,151	3,760	9,292	11,996	19,117
Fee credits	(2,063)	(1,564)	(5,998)	(5,930)	(12,336)
Net monitoring and transaction fees	2,088	2,196	3,294	6,066	6,781

Total fees	29,012	29,497	28,080	125,293	102,672

Expenses
Compensation and benefits (a)	12,166	12,144	7,586	46,133	29,910
Occupancy and related charges	1,189	1,097	612	4,059	2,375
Other operating expenses	3,834	3,807	3,580	15,483	13,430
Total expenses	17,189	17,048	11,778	65,675	45,715

Fee Related Earnings	11,823	12,449	16,302	59,618	56,957

Investment income (loss)
Gross carried interest	388	(6,105)	2,417	(2,590)	5,000
Less: allocation to KKR carry pool	(155)	2,442	(967)	1,036	(2,000)
Less: management fee refunds	-	-	-	-	-
Net carried interest	233	(3,663)	1,450	(1,554)	3,000
Other investment income (loss)	(93)	288	188	505	718
Total investment income (loss)	140	(3,375)	1,638	(1,049)	3,718

Income (Loss) before noncontrolling interests
in Income of consolidated entities	11,963	9,074	17,940	58,569	60,675
Income (Loss) attributable to
noncontrolling interests	119	164	157	599	537

Economic Net Income (Loss)	$11,844	$8,910	$17,783	$57,970	$60,138

Assets Under Management	$15,380,700	$14,976,400	$14,773,600	$15,380,700	$14,773,600
Fee Paying Assets Under Management	$8,527,600	$8,284,400	$7,824,400	$8,527,600	$7,824,400
Committed Dollars Invested	$434,200	$152,300	$319,500	$980,700	$697,600
Uncalled Commitments	$1,330,200	$1,563,600	$1,448,800	$1,330,200	$1,448,800

(a)

Excludes a $1.8 million and $8.0 million charge for non-cash equity based compensation during the quarter and year ended December 31, 2011, respectively, associated with equity awards granted under the KKR & Co. L.P. 2010 Equity Incentive Plan. Excludes a $2.5 million charge for non-cash equity based compensation during the quarter ended September 30, 2011 associated with equity awards granted under the KKR & Co. L.P. 2010 Equity Incentive Plan.

KKR
STATEMENTS OF OPERATIONS
CAPITAL MARKETS AND PRINCIPAL ACTIVITIES SEGMENT (UNAUDITED)
(Amounts in thousands)

	Quarter Ended			Year Ended
	December 31, 2011	September 30, 2011	December 31, 2010	December 31, 2011	December 31, 2010
Fees
Management and incentive fees:
Management fees	$-	$-	$-	$-	$-
Incentive fees	-	-	-	-	-
Management and incentive fees	-	-	-	-	-

Monitoring and transaction fees:
Monitoring fees	-	-	-	-	-
Transaction fees	59,039	54,675	46,540	170,480	105,266
Fee credits	-	-	-	-	-
Net monitoring and transaction fees	59,039	54,675	46,540	170,480	105,266

Total fees	59,039	54,675	46,540	170,480	105,266

Expenses
Compensation and benefits (a)	6,733	7,129	5,612	26,109	16,863
Occupancy and related charges	262	305	306	1,256	945
Other operating expenses	4,288	2,624	2,900	12,171	8,376
Total expenses	11,283	10,058	8,818	39,536	26,184

Fee Related Earnings	47,756	44,617	37,722	130,944	79,082

Investment income (loss)
Gross carried interest	-	-	-	-	-
Less: allocation to KKR carry pool	-	-	-	-	-
Less: management fee refunds	-	-	-	-	-
Net carried interest	-	-	-	-	-
Other investment income (loss)	117,496	(492,758)	398,312)	202,802	1,219,053
Total investment income (loss)	117,496	(492,758)	398,312	202,802	1,219,053

Income (Loss) before noncontrolling interests
in Income of consolidated entities	165,252	(448,141)	436,034	333,746	1,298,135
Income (Loss) attributable to
noncontrolling interests	1,450	886	1,176	3,536	3,033

Economic Net Income (Loss)	$163,802	$(449,027)	$434,858	$330,210	$1,295,102

(a)

Excludes a $0.3 million and $0.4 million charge for non-cash equity based compensation during the quarter and year ended December 31, 2011 associated with equity awards granted under the KKR & Co. L.P. 2010 Equity Incentive Plan. Excludes a $0.1 million charge for non-cash equity based compensation during the quarter ended September 30, 2011 associated with equity awards granted under the KKR & Co. L.P. 2010 Equity Incentive Plan

KKR
STATEMENTS OF OPERATIONS
TOTAL REPORTABLE SEGMENTS - ACTUAL (UNAUDITED)
Quarter Ended December 31, 2011
(Amounts in thousands)

	Private Markets Segment	Public Markets Segment	Capital Markets and Principal Activities Segment	Total Reportable Segments

Fees
Management and incentive fees:
Management fees	$106,716	$20,840	$-	$127,556
Incentive fees	-	6,084	-	6,084
Management and incentive fees	106,716	26,924	-	133,640

Monitoring and transaction fees:
Monitoring fees	21,797	-	-	21,797
Transaction fees	65,148	4,151	59,039	128,338
Fee credits	(34,799)	(2,063)	-	(36,862)
Net monitoring and transaction fees	52,146	2,088	59,039	113,273

Total fees	158,862	29,012	59,039	246,913

Expenses
Compensation and benefits (a)	46,139	12,166	6,733	65,038
Occupancy and related charges	12,902	1,189	262	14,353
Other operating expenses	42,825	3,834	4,288	50,947
Total expenses	101,866	17,189	11,283	130,338

Fee Related Earnings	56,996	11,823	47,756	116,575

Investment income (loss)
Gross carried interest	96,115	388	-	96,503
Less: allocation to KKR carry pool	(40,255)	(155)	-	(40,410)
Less: management fee refunds	(1,993)	-	-	(1,993)
Net carried interest	53,867	233	-	54,100
Other investment income (loss)	(364)	(93)	117,496	117,039
Total investment income (loss)	53,503	140	117,496	171,139

Income (Loss) before noncontrolling interests
in Income of consolidated entities	110,499	11,963	165,252	287,714
Income (Loss) attributable to
noncontrolling interests	651	119	1,450	2,220

Economic Net Income (Loss)	$109,848	$11,844	$163,802	$285,494

(a)

Excludes a $5.5 million charge for non-cash equity based compensation associated with equity awards granted under the KKR & Co. L.P. 2010 Equity Incentive Plan (Private Markets – $3.4 million; Public Markets – $1.8 million; Capital Markets and Principal Activities – $0.3 million).

KKR
STATEMENTS OF OPERATIONS
TOTAL REPORTABLE SEGMENTS - ACTUAL (UNAUDITED)
Quarter Ended September 30, 2011
(Amounts in thousands)

	Private Markets Segment	Public Markets Segment	Capital Markets and Principal Activities Segment	Total Reportable Segments

Fees
Management and incentive fees:
Management fees	$106,748	$27,301	$-	$134,049
Incentive fees	-	-	-	-
Management and incentive fees	106,748	27,301	-	134,049

Monitoring and transaction fees:
Monitoring fees	20,892	-	-	20,892
Transaction fees	40,196	3,760	54,675	98,631
Fee credits	(27,229)	(1,564)	-	(28,793)
Net monitoring and transaction fees	33,859	2,196	54,675	90,730

Total fees	140,607	29,497	54,675	224,779

Expenses
Compensation and benefits (a)	47,390	12,144	7,129	66,663
Occupancy and related charges	11,273	1,097	305	12,675
Other operating expenses	40,768	3,807	2,624	47,199
Total expenses	99,431	17,048	10,058	126,537

Fee Related Earnings	41,176	12,449	44,617	98,242

Investment income (loss)
Gross carried interest	(360,282)	(6,105)	-	(366,387)
Less: allocation to KKR carry pool	148,749	2,442	-	151,191
Less: management fee refunds	21,115	-	-	21,115
Net carried interest	(190,418)	(3,663)	-	(194,081)
Other investment income (loss)	(1,942)	288	(492,758)	(494,412)
Total investment income (loss)	(192,360)	(3,375)	(492,758)	(688,493)

Income (Loss) before noncontrolling interests
in Income of consolidated entities	(151,184)	9,074	(448,141)	(590,251)
Income (Loss) attributable to
noncontrolling interests	790	164	886	1,840

Economic Net Income (Loss)	$(151,974)	$8,910	$(449,027)	$(592,091)

(a)

Excludes a $6.8 million charge for non-cash equity based compensation associated with equity awards granted under the KKR & Co. L.P. 2010 Equity Incentive Plan (Private Markets – $4.2 million; Public Markets – $2.5 million; Capital Markets and Principal Activities – $0.1 million).

KKR
STATEMENTS OF OPERATIONS
TOTAL REPORTABLE SEGMENTS - ACTUAL (UNAUDITED)
Quarter Ended December 31, 2010
(Amounts in thousands)

	Private Markets Segment	Public Markets Segment	Capital Markets and Principal Activities Segment	Total Reportable Segments

Fees
Management and incentive fees:
Management fees	$102,684	$16,359	$-	$119,043
Incentive fees	-	8,427	-	8,427
Management and incentive fees	102,684	24,786	-	127,470

Monitoring and transaction fees:
Monitoring fees	22,108	-	-	22,108
Transaction fees	30,942	9,292	46,540	86,774
Fee credits	(15,673)	(5,998)	-	(21,671)
Net monitoring and transaction fees	37,377	3,294	46,540	87,211

Total fees	140,061	28,080	46,540	214,681

Expenses
Compensation and benefits	42,396	7,586	5,612	55,594
Occupancy and related charges	9,206	612	306	10,124
Other operating expenses	47,392	3,580	2,900	53,872
Total expenses	98,994	11,778	8,818	119,590

Fee Related Earnings	41,067	16,302	37,722	95,091

Investment income (loss)
Gross carried interest	414,025	2,417	-	416,442
Less: allocation to KKR carry pool	(168,338)	(967)	-	(169,305)
Less: management fee refunds	(24,412)	-	-	(24,412)
Net carried interest	221,275	1,450	-	222,725
Other investment income (loss)	(111)	188	398,312	398,389
Total investment income (loss)	221,164	1,638	398,312	621,114

Income (Loss) before noncontrolling interests
in Income of consolidated entities	262,231	17,940	436,034	716,205
Income (Loss) attributable to
noncontrolling interests	259	157	1,176	1,592

Economic Net Income (Loss)	$261,972	$17,783	$434,858	$714,613

KKR
STATEMENTS OF OPERATIONS
TOTAL REPORTABLE SEGMENTS - ACTUAL (UNAUDITED)
Year Ended December 31, 2011
(Amounts in thousands)

	Private Markets Segment	Public Markets Segment	Capital Markets and Principal Activities Segment	Total Reportable Segments

Fees
Management and incentive fees:
Management fees	$430,400	$84,984	$-	$515,384
Incentive fees	-	34,243	-	34,243
Management and incentive fees	430,400	119,227	-	549,627

Monitoring and transaction fees:
Monitoring fees	163,769	-	-	163,769
Transaction fees	166,654	11,996	170,480	349,130
Fee credits	(144,928)	(5,930)	-	(150,858)
Net monitoring and transaction fees	185,495	6,066	170,480	362,041

Total fees	615,895	125,293	170,480	911,668

Expenses
Compensation and benefits (a)	185,709	46,133	26,109	257,951
Occupancy and related charges	45,694	4,059	1,256	51,009
Other operating expenses	157,901	15,483	12,171	185,555
Total expenses	389,304	65,675	39,536	494,515

Fee Related Earnings	226,591	59,618	130,944	417,153

Investment income (loss)
Gross carried interest	266,211	(2,590)	-	263,621
Less: allocation to KKR carry pool	(109,361)	1,036	-	(108,325)
Less: management fee refunds	(17,587)	-	-	(17,587)
Net carried interest	139,263	(1,554)	-	137,709
Other investment income (loss)	(549)	505	202,802	202,758
Total investment income (loss)	138,714	(1,049)	202,802	340,467

Income (Loss) before noncontrolling interests
in Income of consolidated entities	365,305	58,569	333,746	757,620
Income (Loss) attributable to
noncontrolling interests	2,536	599	3,536	6,671

Economic Net Income (Loss)	$362,769	$57,970	$330,210	$750,949

(a)

Excludes a $16.7 million charge for non-cash equity based compensation associated with equity awards granted under the KKR & Co. L.P. 2010 Equity Incentive Plan (Private Markets – $8.3 million; Public Markets – $8.0 million; Capital Markets and Principal Activities – $0.4 million).

KKR
STATEMENTS OF OPERATIONS
TOTAL REPORTABLE SEGMENTS - ACTUAL (UNAUDITED)
Year Ended December 31, 2010
(Amounts in thousands)

	Private Markets Segment	Public Markets Segment	Capital Markets and Principal Activities Segment	Total Reportable Segments

Fees
Management and incentive fees:
Management fees	$396,227	$57,059	$-	$453,286
Incentive fees	-	38,832	-	38,832
Management and incentive fees	396,227	95,891	-	492,118

Monitoring and transaction fees:
Monitoring fees	86,932	-	-	86,932
Transaction fees	96,000	19,117	105,266	220,383
Fee credits	(52,563)	(12,336)	-	(64,899)
Net monitoring and transaction fees	130,369	6,781	105,266	242,416

Total fees	526,596	102,672	105,266	734,534

Expenses
Compensation and benefits	159,561	29,910	16,863	206,334
Occupancy and related charges	36,395	2,375	945	39,715
Other operating expenses	148,357	13,430	8,376	170,163
Total expenses	344,313	45,715	26,184	416,212

Fee Related Earnings	182,283	56,957	79,082	318,322

Investment income (loss)
Gross carried interest	1,202,070	5,000	-	1,207,070
Less: allocation to KKR carry pool	(453,872)	(2,000)	-	(455,872)
Less: management fee refunds	(143,446)	-	-	(143,446)
Net carried interest	604,752	3,000	-	607,752
Other investment income (loss)	(1,643)	718	1,219,053	1,218,128
Total investment income (loss)	603,109	3,718	1,219,053	1,825,880

Income (Loss) before noncontrolling interests
in Income of consolidated entities	785,392	60,675	1,298,135	2,144,202
Income (Loss) attributable to
noncontrolling interests	839	537	3,033	4,409

Economic Net Income (Loss)	$784,553	$60,138	$1,295,102	$2,139,793

KKR
BALANCE SHEETS
TOTAL REPORTABLE SEGMENTS (UNAUDITED)
(Amounts in thousands, except per unit amounts)

As of December 31, 2011
	Private Markets Segment	Public Markets Segment	Capital Markets and Principal Activities Segment		Total Reportable Segments

Cash and short-term investments	$296,717	$8,087	$684,637		$989,441
Investments	-	-	4,743,406	(a)	4,743,406
Unrealized carry	419,523	1,447	-		420,970
Other assets	139,432	58,360	63,799		261,591
Total assets	$855,672	$67,894	$5,491,842		$6,415,408

Debt obligations	$-	$-	$500,000		$500,000
Other liabilities	128,590	8,153	49,329		186,072
Total liabilities	128,590	8,153	549,329		686,072

Noncontrolling interests	(1,358)	729	19,381		18,752

Book value	$728,440	$59,012	$4,923,132		$5,710,584

Book value per adjusted unit	$1.06	$0.09	$7.14		$8.29

As of December 31, 2010
	Private Markets Segment	Public Markets Segment	Capital Markets and Principal Activities Segment		Total Reportable Segments

Cash and short-term investments	$229,729	$10,007	$516,544		$756,280
Investments	-	-	4,831,798		4,831,798
Unrealized carry	523,002	3,001	-		526,003
Other assets	194,424	53,222	39,730		287,376
Total assets	$947,155	$66,230	$5,388,072		$6,401,457

Debt obligations	$-	$-	$500,000		$500,000
Other liabilities	104,248	10,193	45,837		160,278
Total liabilities	104,248	10,193	545,837		660,278

Noncontrolling interests	(1,750)	766	16,537		15,553

Book value	$844,657	$55,271	$4,825,698		$5,725,626

Book value per adjusted unit	$1.24	$0.08	$7.06		$8.38

(a) See Capital Markets and Principal Activities segment schedule of investments that follows on pages 16 and 17.

KKR
CAPITAL MARKETS AND PRINCIPAL ACTIVITIES SEGMENT SCHEDULE OF INVESTMENTS
(Amounts in thousands, except percentage amounts)

	As of December 31, 2011
Investment	Cost	Fair Value	Fair Value as a Percentage of Investments

Co-investments in portfolio companies of
private equity funds:
Dollar General Corporation	$122,998	$578,299	12.2%
HCA Inc.	171,227	333,205	7.0%
The Nielsen Company B.V.	156,839	309,545	6.5%
Alliance Boots GmbH	301,352	303,081	6.4%
Samson Resources	263,586	263,586	5.6%
U.S. Foodservice, Inc.	100,000	130,000	2.7%
Biomet, Inc.	151,443	121,155	2.6%
NXP B.V.	207,963	121,108	2.6%
ProSiebenSat.1 Media AG	226,913	103,458	2.2%
First Data Corporation	135,258	81,155	1.7%
KION Group GmbH	128,058	58,882	1.2%
Energy Future Holdings Corp.	200,000	20,000	0.4%
PagesJaunes Groupe S.A.	235,201	-	0.0%
	2,400,838	2,423,474	51.1%

Private Equity Investment Vehicles
KKR 2006 Fund L.P.	852,474	891,266	18.8%
KKR European Fund III L.P.	164,042	169,312	3.6%
KKR Millennium Fund L.P.	148,223	152,284	3.2%
KKR Asian Fund L.P.	94,799	127,049	2.7%
KKR European Fund II L.P.	89,611	67,539	1.4%
KKR European Fund L.P.	82,529	59,416	1.3%
KKR E2 Investors, L.P.	12,187	18,318	0.4%
KKR China Growth Fund L.P.	2,749	3,944	0.1%
Co-Investment Vehicles	770	804	0.0%
Private Equity Investment Vehicles	1,447,384	1,489,932	31.5%

Private Equity Total	3,848,222	3,913,406	82.6%

Energy & Infrastructure
Infrastructure Fund	13,887	13,402	0.3%
Co-Investment Vehicles	10,453	11,817	0.2%
Natural Resources	4,220	3,076	0.1%
Energy & Infrastructure Total	28,560	28,295	0.6%

Private Markets Total	3,876,782	3,941,701	83.2%

Public Markets Investment Vehicles
Liquid Credit SMAs/Funds	170,000	176,759	3.7%
Long/Short Equities Funds	100,000	97,155	2.0%
Lending Partners	29,000	29,658	0.6%
Special Situations Vehicles	17,998	18,397	0.4%
Mezzanine Fund	12,065	12,847	0.3%
Public Markets Total	329,063	334,816	7.0%

Other	479,351	466,889	9.8%

Total Investments	$4,685,196	$4,743,406	100.0%

KKR
CAPITAL MARKETS AND PRINCIPAL ACTIVITIES SEGMENT SCHEDULE OF INVESTMENTS, CONTINUED
(Amounts in thousands, except percentage amounts)

	As of December 31, 2011
Investment	Cost	Fair Value	Fair Value as a Percentage of Investments

Significant Aggregate Investments: (a)
Dollar General Corporation	$170,654	$767,417	16.2%
HCA Inc.	217,011	413,637	8.7%
Alliance Boots GmbH	352,382	357,690	7.5%
Samson Resources	339,287	339,287	7.2%
The Nielsen Company B.V.	172,841	338,189	7.1%
	1,252,175	2,216,220	46.7%
Other investments	3,433,021	2,527,186	53.3%
Total Investments	$4,685,196	$4,743,406	100.0%

Investments by Geography:
North America	$2,963,056	$3,556,986	75.0%
Europe	1,534,843	958,045	20.2%
Asia-Pacific	187,297	228,375	4.8%
Total Investments	$4,685,196	$4,743,406	100.0%

Investments by Industry:
Retail	$427,425	$1,014,440	21.4%
Healthcare	817,646	979,100	20.6%
Financial Services	1,203,158	889,697	18.8%
Media/Telecom	763,764	566,047	11.9%
Other	36,183	331,342	6.9%
Technology	401,351	316,627	6.7%
Energy	664,056	311,748	6.6%
Industrial	268,992	236,416	5.0%
Consumer Products	102,621	97,989	2.1%
Total Investments	$4,685,196	$4,743,406	100.0%

(a)

The significant aggregate investments include investments in portfolio companies with individual fair values of 5% or more of the Capital Markets and Principal Activities segment investments balance as of December 31, 2011. The fair value figures include the co-investment and the limited partner and/or general partner interests in the underlying portfolio company.

KKR
ASSETS UNDER MANAGEMENT AND FEE PAYING ASSETS UNDER MANAGEMENT
(Amounts in thousands)

Assets Under Management
	Private Markets Segment	Public Markets Segment		Total Reportable Segments
Quarter Ended December 31, 2011

September 30, 2011	$43,744,400	$14,976,400		$58,720,800

New Capital Raised	1,358,100	423,600		1,781,700
Distributions	(2,043,800)	(248,800)	(a)	(2,292,600)
Foreign Exchange	(70,200)	-		(70,200)
Change in Value	639,400	229,500		868,900

December 31, 2011	$43,627,900	$15,380,700		$59,008,600

Year Ended December 31, 2011

December 31, 2010	$46,223,900	$14,773,600		$60,997,500

New Capital Raised	2,347,100	1,559,100		3,906,200
Distributions	(6,463,100)	(1,435,000)	(b)	(7,898,100)
Foreign Exchange	(57,100)	-		(57,100)
Change in Value	1,577,100	483,000		2,060,100

December 31, 2011	$43,627,900	$15,380,700		$59,008,600

Fee Paying Assets Under Management
	Private Markets Segment	Public Markets Segment		Total Reportable Segments
Quarter Ended December 31, 2011

September 30, 2011	$37,936,800	$8,284,400		$46,221,200

New Capital Raised	1,277,700	322,300		1,600,000
Distributions	(1,142,900)	(243,800)	(a)	(1,386,700)
Foreign Exchange	(213,000)	-		(213,000)
Change in Value	11,100	164,700		175,800

December 31, 2011	$37,869,700	$8,527,600		$46,397,300

Year Ended December 31, 2011

December 31, 2010	$38,186,700	$7,824,400		$46,011,100

New Capital Raised	2,197,400	1,346,300		3,543,700
Distributions	(2,276,500)	(1,070,600)	(b)	(3,347,100)
Foreign Exchange	(222,900)	-		(222,900)
Change in Value	(15,000)	427,500		412,500

December 31, 2011	$37,869,700	$8,527,600		$46,397,300

(a) Includes $200.0 million of redemptions.

(b) Includes $801.1 million of redemptions.

KKR
INVESTMENT VEHICLE SUMMARY* (UNAUDITED)
As of December 31, 2011
(Amounts in millions, except percentages)

	Investment Period		Amount
	Commencement Date	End Date	Commitment	Uncalled Commitments	Percentage Committed by General Partner	Invested	Realized	Remaining Cost	Fair Value
Private Markets

Private Equity Funds
China Growth Fund	11/2010	11/2016	$1,010.0	$767.4	1.0%	$242.6	$-	$242.6	$331.3
E2 Investors (Annex Fund)	8/2009	11/2012	535.5	381.3	4.2%	154.2	-	154.2	230.4
European Fund III	3/2008	3/2014	5,902.9	3,216.3	4.6%	2,686.6	-	2,686.5	2,668.1
Asian Fund	7/2007	7/2013	3,983.2	1,230.0	2.5%	2,753.2	191.9	2,635.1	4,027.5
2006 Fund	9/2006	9/2012	17,642.2	1,821.3	2.1%	15,820.9	4,297.5	13,528.0	15,377.8
European Fund II	11/2005	10/2008	5,750.8	-	2.1%	5,750.8	1,554.1	4,654.1	3,665.0
Millennium Fund	12/2002	12/2008	6,000.0	-	2.5%	6,000.0	6,916.1	3,435.3	4,811.1
European Fund	12/1999	12/2005	3,085.4	-	3.2%	3,085.4	7,981.2	164.0	715.8

Total Private Equity Funds			43,910.0	7,416.3		36,493.7	20,940.8	27,499.8	31,827.0

Co-Investment Vehicles	Various	Various	2,240.7	335.2	Various	1,905.5	715.7	1,707.7	2,346.2

Total Private Equity			46,150.7	7,751.5		38,399.2	21,656.5	29,207.5	34,173.2

Energy & Infrastructure
Natural Resources	Various	Various	1,094.7	1,001.4	Various	93.3	14.4	88.4	59.8
Infrastructure	Various	Various	780.2	633.6	Various	146.6	-	146.6	139.5
Co-Investment Vehicles	Various	Various	1,863.3	683.8	Various	1,179.5	68.8	1,179.5	1,331.6

Energy & Infrastructure Total			3,738.2	2,318.8		1,419.4	83.2	1,414.5	1,530.9

Private Markets Total			49,888.9	10,070.3		39,818.6	21,739.7	30,622.0	35,704.1

Public Markets

Special Situations Vehicles	Various	Various	2,007.5	437.7	Various	1,569.8	29.2	1,569.8	1,596.6
Mezzanine Fund	3/2010	8/2015	987.0	719.5	4.6%	267.5	3.4	267.5	282.4
Lending Partners	12/2011	12/2014	202.0	173.0	49.5%	29.0	-	29.0	29.7

Public Markets Total			3,196.5	1,330.2		1,866.3	32.6	1,866.3	1,908.7

Grand Total			$53,085.4	$11,400.5		$41,684.9	$21,772.3	$32,488.3	$37,612.8

* Reflects investment vehicles for which KKR has the ability to earn carried interest.

KKR
DISTRIBUTION CALCULATION
(Amounts in thousands, except unit and per unit amounts)

	Quarter Ended			Year Ended
	December 31, 2011	September 30, 2011	December 30, 2010	December 31, 2011	December 30, 2010

FRE	$116,575	$98,242	$95,091	$417,153	$318,322
Realized cash carry	83,226	12,937	68,958	202,115	184,153
Less: local income taxes	(1,856)	(4,944)	(5,111)	(16,291)	(12,031)
Less: noncontrolling interests	(2,220)	(1,840)	(1,592)	(6,671)	(4,409)
Gross distributable earnings	195,725	104,395	157,346	596,306	486,035

Distributable earnings to KKR & Co. L.P.	65,059	34,075	49,014	193,876	147,621

Less: estimated current corporate income taxes	(22,924)	(11,035)	(13,880)	(57,048)	(48,897)

Net cash available for distribution	$42,135	$23,040	$35,134	$136,828	$98,724

Additional distribution (a)	29,530	-	27,000	29,530	27,000

Total distribution	$71,665	$23,040	$62,134	$166,358	$125,724

Distribution per KKR & Co. L.P. common unit	$0.32	$0.10	$0.29	$0.74	$0.60

Outstanding KKR & Co. L.P. common units	227,150,182	222,944,668	212,770,091

(a)

Additional distribution is provided primarily from certain realizations on investments within KKR’s capital markets and principal activities segment and was calculated in accordance with our distribution policy to cover certain tax liabilities. The amount of any additional distribution in the future should not be expected to be consistent or regularly declared.

DISTRIBUTION POLICY

KKR intends to make quarterly cash distributions in amounts that in the aggregate are expected to constitute substantially all of the cash earnings of its investment management business each year in excess of amounts determined by KKR to be necessary or appropriate to provide for the conduct of its business, to make appropriate investments in its business and its investment funds and to comply with applicable law and any of its debt instruments or other agreements. KKR does not intend to distribute gains on principal investments, other than certain additional distributions that KKR may determine to make. These additional distributions, if any, are intended to cover certain tax liabilities, as calculated by KKR. When KKR & Co. L.P. receives distributions from the KKR Group Partnerships (the holding companies of the KKR business), KKR Holdings receives its pro rata share of such distributions from the KKR Group Partnerships. For purposes of KKR’s distribution policy, its distributions are expected to consist of (i) FRE, (ii) carry distributions received from KKR’s investment funds which have not been allocated as part of its carry pool, and (iii) any additional distributions for certain taxes as described above. This amount is expected to be reduced by (i) corporate and applicable local taxes, if any, (ii) non-controlling interests, and (iii) amounts determined by KKR to be necessary or appropriate for the conduct of its business and other matters as discussed above.

The declaration and payment of any distributions are subject to the discretion of the board of directors of the general partner of KKR & Co. L.P. and the terms of its limited partnership agreement. There can be no assurance that distributions will be made as intended or at all or that such distributions will be sufficient to pay any particular KKR unit holder’s actual U.S. or non-U.S. tax liability.

KKR

Notes to Reportable Segments (Unaudited)

The reportable segments for KKR’s business are presented prior to giving effect to the allocation of income (loss) between KKR & Co. L.P. and KKR Holdings L.P. and as such represent the business in total.

KKR discloses the following financial measures in this earnings release that are calculated and presented using methodologies other than in accordance with GAAP. We believe that providing these performance measures on a supplemental basis to our GAAP results is helpful to investors in assessing the overall performance of KKR’s businesses. These financial measures should not be considered as a substitute for similar financial measures calculated in accordance with GAAP. We caution readers that these non-GAAP financial measures may differ from the calculations of other investment managers, and as a result, may not be comparable to similar measures presented by other investment managers. Reconciliations of these non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with GAAP are included elsewhere within this earnings release.

Fee related earnings (“FRE”) is comprised of segment operating revenues less segment operating expenses and is used by management as an alternative measurement of the operating earnings of KKR and its business segments before investment income. We believe this measure is useful to investors as it provides additional insight into the operating profitability of our fee generating management companies and capital markets businesses. The components of FRE on a segment basis differ from the equivalent GAAP amounts on a consolidated basis as a result of: (i) the inclusion of management fees earned from consolidated funds that were eliminated in consolidation; (ii) the exclusion of fees and expenses of certain consolidated entities; (iii) the exclusion of charges relating to the amortization of intangible assets; (iv) the exclusion of charges relating to carry pool allocations; (v) the exclusion of non-cash equity charges and other non-cash compensation charges borne by KKR Holdings or incurred under the KKR & Co. L.P. 2010 Equity Incentive Plan; (vi) the exclusion of certain reimbursable expenses; and (vii) the exclusion of certain non-recurring items.

Economic net income (loss) (“ENI”) is a measure of profitability for KKR’s reportable segments and is used by management as an alternative measurement of the operating and investment earnings of KKR and its business segments. We believe this measure is useful to investors as it provides additional insight into the overall profitability of KKR’s businesses inclusive of investment income and carried interest. ENI is comprised of: (i) FRE; plus (ii) segment investment income (loss), which is reduced for carry pool allocations and management fee refunds; less (iii) certain economic interests in KKR’s segments held by third parties. ENI differs from net income (loss) on a GAAP basis as a result of: (i) the exclusion of the items referred to in FRE above; (ii) the exclusion of investment income (loss) relating to noncontrolling interests; and (iii) the exclusion of income taxes.

After-tax ENI is used to measure KKR’s implied ENI on a fully diluted basis. We believe this measure is useful to investors as it provides an indication of KKR’s ENI as if all outstanding KKR Holdings units had been exchanged for common units of KKR & Co. L.P. After-tax ENI is calculated by deducting from ENI the implied income tax provision that has been calculated assuming that all income is allocated to KKR & Co. L.P., which would occur following an exchange of all KKR Holdings units for common units of KKR & Co. L.P. The assumptions and methodology used to calculate the implied income tax provision are consistent with those used in calculating the tax provision for KKR & Co. L.P. under GAAP. The implied income tax provision does not give effect to any tax savings or deductions that may result from the exchange of KKR Holdings units.

Assets under management (“AUM”) represent the assets from which KKR is entitled to receive fees or a carried interest and general partner capital. We believe this measure is useful to investors as it provides additional insight into KKR’s capital raising activities and the overall activity in its investment funds and vehicles. KKR calculates the amount of AUM as of any date as the sum of: (i) the fair value of the investments of KKR’s investment funds plus uncalled capital commitments from these funds; (ii) the fair value of investments in KKR’s co-investment vehicles; (iii) the net asset value of certain of KKR's fixed income products; (iv) the value of outstanding structured finance vehicles; and (v) the fair value of other assets managed by KKR. KKR’s definition of AUM is not based on any definition of AUM that is set forth in the agreements governing the investment funds, vehicles or accounts that it manages or calculated pursuant to any regulatory requirements.

Fee paying AUM (“FPAUM”) represents only those assets under management from which KKR receives fees. We believe this measure is useful to investors as it provides additional insight into the capital base upon which KKR earns management fees. This relates to KKR’s capital raising activities and the overall activity in its investment funds and vehicles, for only those funds and vehicles where KKR receives fees (i.e., excluding vehicles that receive only carried interest or general partner capital). FPAUM is the sum of all of the individual fee bases that are used to calculate KKR’s fees and differs from AUM in the following respects: (i) assets from which KKR does not receive a fee are excluded (i.e., assets with respect to which it receives only carried interest) and (ii) certain assets, primarily in its private equity funds, are reflected based on capital commitments and invested capital as opposed to fair value because fees are not impacted by changes in the fair value of underlying investments.

Committed dollars invested is the aggregate amount of capital commitments that have been invested by KKR’s investment funds and carry-yielding co-investment vehicles and is used as a measure of investment activity for KKR and its business segments during a given period. We believe this measure is useful to investors as it provides additional insight into KKR’s investment of committed capital. Such amounts include: (i) capital invested by fund investors and co-investors with respect to which KKR is entitled to a fee or carried interest and (ii) capital invested by KKR’s investment funds and vehicles.

Uncalled commitments are used as a measure of unfunded capital commitments that KKR’s investment funds and carry-paying co-investment vehicles have received from partners to contribute capital to fund future investments. We believe this measure is useful to investors as it provides additional insight into the amount of capital that is available to KKR’s investment funds and vehicles to make future investments.

Adjusted units are used as a measure of the total equity ownership of KKR that is held by KKR & Co. L.P. and KKR Holdings and represent the fully diluted unit count using the if-converted method. We believe this measure is useful to investors as it provides an indication of the total equity ownership of KKR as if all outstanding KKR Holdings units had been exchanged for common units of KKR & Co. L.P.

Core interest expense is used by management as an alternative measurement of interest expense incurred by KKR on a segment basis and excludes interest expense related to debt obligations from investment financing arrangements related to certain of KKR’s private equity funds, investment vehicles and principal investments. These financing arrangements are not direct obligations of the general partners of KKR’s private equity funds or its management companies. On a segment basis, interest expense is included in other investment income. We believe this measure is useful to investors as it provides an indication of the amount of interest expense borne by KKR excluding interest expense that is allocated to KKR’s investment funds and vehicles and other noncontrolling interest holders. Additionally, we believe this measure is useful for analyzing KKR’s ability to service its debt obligations.

Book value is a measure of the net assets of KKR’s reportable segments and is used by management primarily in assessing the unrealized value of our investment portfolio, including carried interest, as well as our overall liquidity position. We believe this measure is useful to investors as it provides additional insight into the assets and liabilities of KKR excluding the assets and liabilities that are allocated to noncontrolling interest holders. Book value differs from the equivalent GAAP amounts on a consolidated basis primarily as a result of the exclusion of ownership interests in consolidated investment vehicles and other entities that are attributable to noncontrolling interests.

Fee related EBITDA is comprised of FRE before the impact of depreciation of fixed assets and amortization of intangible assets and is used by management as a measure of the cash earnings of KKR and its business segments before investment income. We believe this measure is useful to investors as it provides additional insight into the amount of cash earnings generated by KKR’s management companies and capital markets businesses.

Cash and short-term investments represent cash and liquid short-term investments in high-grade, short-duration cash management strategies used by KKR to generate additional yield on our excess liquidity and is used by management in evaluating KKR’s liquidity position. We believe this measure is useful to investors as it provides additional insight into KKR’s available liquidity. Cash and short-term investments differ from cash and cash equivalents on a GAAP basis as a result of the inclusion of liquid short-term investments in cash and short-term investments.

KKR
EXHIBIT A
RECONCILIATION OF NET INCOME (LOSS) ATTRIBUTABLE TO KKR & CO. L.P. PER COMMON UNIT (GAAP BASIS - UNAUDITED)
TO AFTER TAX ENI PER ADJUSTED UNIT
(Amounts in thousands)

	Quarter Ended	Quarter Ended	Quarter Ended	Year Ended	Year Ended
	December 31, 2011	September 30, 2011	December 31, 2010	December 31, 2011	December 31, 2010

Net income (loss) attributable to KKR & Co. L.P. per common unit	$0.20	$(1.09)	$0.86	$0.01	$1.62
Weighted Average Common Units Outstanding	225,382,001	222,733,648	209,383,219	220,235,469	206,031,682
Net income (loss) attributable to KKR & Co. L.P.	46,137	(243,402)	180,579	1,921	333,178
Plus: Net income (loss) attributable to noncontrolling interests held by KKR Holdings L.P.	133,301	(484,879)	411,413	185,352	899,277
Plus: Non-cash equity based charges	83,688	123,858	107,040	470,221	824,193
Plus: Amortization of intangibles and other, net	1,046	797	1,219	4,210	7,785
Plus: Income taxes	21,322	11,535	14,362	89,245	75,360
Economic net income (loss)	285,494	(592,091)	714,613	750,949	2,139,793
Less: Provision for income taxes	(59,988)	(29,634)	(17,400)	(248,082)	(210,196)
Economic net income (loss) after taxes	225,506	(621,725)	697,213	502,867	1,929,597
Adjusted units	689,335,706	683,024,625	683,037,420	685,386,132	683,014,982
Economic net income (loss) after taxes per adjusted unit	$0.33	$(0.91)	$1.02	$0.73	$2.83

RECONCILIATION OF NET INCOME (LOSS) ATTRIBUTABLE TO KKR & CO. L.P. (GAAP BASIS - UNAUDITED)
TO ECONOMIC NET INCOME (LOSS), FEE RELATED EARNINGS AND FEE RELATED EBITDA
(Amounts in thousands)

	Quarter Ended	Quarter Ended	Quarter Ended	Year Ended	Year Ended
	December 31, 2011	September 30, 2011	December 31, 2010	December 31, 2011	December 31, 2010

Net income (loss) attributable to KKR & Co. L.P.	$46,137	$(243,402)	$180,579	$1,921	$333,178
Plus: Net income (loss) attributable to noncontrolling interests held by KKR Holdings L.P.	133,301	(484,879)	411,413	185,352	899,277
Plus: Non-cash equity based charges	83,688	123,858	107,040	470,221	824,193
Plus: Amortization of intangibles and other, net	1,046	797	1,219	4,210	7,785
Plus: Income taxes	21,322	11,535	14,362	89,245	75,360
Economic net income (loss)	285,494	(592,091)	714,613	750,949	2,139,793
Plus: Income attributable to segment noncontrolling interests	2,220	1,840	1,592	6,671	4,409
Plus: Investment income (loss)	(171,139)	688,493	(621,114)	(340,467)	(1,825,880)
Fee related earnings	116,575	98,242	95,091	417,153	318,322
Plus: depreciation and amortization	2,528	2,147	2,790	9,925	11,664
Fee related EBITDA	$119,103	$100,389	$97,881	$427,078	$329,986

KKR
EXHIBIT A (CONTINUED)
RECONCILIATION OF KKR & CO. L.P. PARTNERS' CAPITAL (GAAP BASIS - UNAUDITED)
TO BOOK VALUE AND BOOK VALUE PER ADJUSTED UNIT
(Amounts in thousands, except common unit and per common unit amounts)

	As of	As of
	December 31, 2011	December 31, 2010

KKR & Co. L.P. partners’ capital	$1,328,698	$1,326,493

Plus: Noncontrolling interests held by KKR Holdings L.P.	4,342,157	4,346,388

Plus: Equity impact of KKR Management Holdings Corp. and other	39,729	52,745

Book value	5,710,584	5,725,626

Adjusted units	689,392,861	683,037,420

Book value per adjusted unit	$8.29	$8.38

RECONCILIATION OF CASH AND CASH EQUIVALENTS (GAAP BASIS - UNAUDITED)
TO CASH AND SHORT-TERM INVESTMENTS (SEGMENT BASIS)
(Amounts in thousands)

	As of	As of
	December 31, 2011	December 31, 2010

Cash and cash equivalents	$843,261	$738,693

Plus: Liquid short-term investments	146,180	17,587

Cash and short-term investments	$989,441	$756,280

KKR
EXHIBIT B

RECONCILIATION OF WEIGHTED AVERAGE GAAP COMMON UNITS OUTSTANDING TO WEIGHTED AVERAGE ADJUSTED UNITS

The following table provides a reconciliation of KKR's Weighted Average GAAP Common Units Outstanding to Weighted Average Adjusted Units.

	Quarter Ended
	December 31, 2011	September 30, 2011	December 31, 2010
Weighted Average GAAP Common Units Outstanding - Basic	225,382,001	222,733,648	209,383,219
Weighted Average Unvested Common Units(a)	5,979,031	-	30,000
Weighted Average GAAP Common Units Outstanding - Diluted	231,361,032	222,733,648	209,413,219
Adjustments:
Weighted Average KKR Holdings Units(b)	457,974,674	460,290,977	473,624,201
Weighted Average Adjusted Units	689,335,706	683,024,625	683,037,420

	Year Ended
	December 31, 2011	December 31, 2010
Weighted Average GAAP Common Units Outstanding - Basic	220,235,469	206,031,682
Adjustments:
Weighted Average Unvested Common Units(a)	2,283,705	7,562
Weighted Average GAAP Common Units Outstanding - Diluted	222,519,174	206,039,244
Adjustments:
Weighted Average KKR Holdings Units(b)	462,866,958	476,975,738
Weighted Average Adjusted Units	685,386,132	683,014,982

RECONCILIATION OF GAAP COMMON UNITS OUTSTANDING TO ADJUSTED UNITS

The following table provides a reconciliation of KKR's GAAP Common Units Outstanding to Adjusted Units.

	As of	As of
	December 31, 2011	December 31, 2010
GAAP Common Units Outstanding - Basic	227,150,182	212,770,091
Unvested Common Units(a)	6,028,444	30,000
GAAP Common Units Outstanding - Diluted	233,178,626	212,800,091
Adjustments:
KKR Holdings Units(b)	456,214,235	470,237,329
Adjusted Units	689,392,861	683,037,420

(a)	Represents equity awards granted under the KKR & Co. L.P. 2010 Equity Incentive Plan. The issuance of common units of KKR & Co. L.P. pursuant to awards under its equity incentive plan dilutes KKR common unitholders and KKR Holdings pro rata in accordance with their respective percentage interests in the KKR business.

(b)	Common units that may be issued by KKR & Co. L.P. upon exchange of units in KKR Holdings L.P. for KKR common units.

CONTACT:
Investor Relations:
Kohlberg Kravis Roberts & Co. L.P.
Craig Larson, +1 877-610-4910 (U.S.) / +1 212-230-9410
investor-relations@kkr.com
or
Media Contact:
Kohlberg Kravis Roberts & Co. L.P.
Kristi Huller, +1 212-750-8300
media@kkr.com